Exhibit 99.1
Nightingale, Inc.
Form 8-K
File No. 33-23429-D

                                NIGHTINGALE, INC.
                               2232 Eastwood Blvd.
                                 Ogden, UT 84403

                              LETTER TO SUBSCRIBERS

                                December 27, 2004

Dear Subscriber:

     As a purchaser of Units in the Company's public offering, you acquired one share of common stock, one Class "A" Common Stock Purchase Warrant and one Class "B" Common Stock Purchase Warrant. The Warrants have been extended on several occasions and effective December 20, 2004, the Board of Directors extended the exercise period of both the Class "A" and Class "B" Warrants to December 31, 2005.

     The Warrants are not exercisable until the Company finds an acquisition target, files with the Securities and Exchange Commission a post-effective amendment to this registration statement and offers all shareholders an opportunity to rescind their investment in the Company.

     The Company is continuing to seek suitable acquisition candidates and hopes to be able to select a suitable acquisition candidate within the foreseeable future. We appreciate your continued support.

                                          By Order of the Board of Directors